Exhibit 99.1

PRESS RELEASE	Contact
For Release	Lynn Felsinger Visualant, Inc. 206.903.1351 phone 206.903.1352 fax lynn@visualant.net

Visualant to Create Visualant Laboratory

Consolidation of Intellectual Property and Scientific Leadership with
Acquisition of RATLab Assets

Seattle, WA. October 6, 2010/Business Wire.  Visualant, Inc. (OTCBB: VSUL) (the “Company) an emerging leader in authentication systems technology, announced today that is has signed a letter of intent to acquire all Visualant related assets of the RATLab LLC.

The RATLab LLC is a Seattle based research and development laboratory created by Dr. Tom Furness, founder and Director of the HITLab International, with labs at Seattle, University of Canterbury in New Zealand, and the University of Tasmania in Australia. Guided by Dr. Tom Furness and Dr. Brian Schowengerdt, a research scientist in the field of optics and vision science, the RATLab LLC developed the Spectral Pattern Matching (“SPM”) technology under contract for Visualant.

With this acquisition, Visualant will consolidate all intellectual property relating to the SPM technology.  In addition to its current authentication and security applications of SPM, Visualant will now own all other applications including the important fields of medicine, agriculture, and the environment and begin the creation of the Visualant Laboratory.

Upon the closing of this asset acquisition transaction, Dr. Tom Furness and Dr. Brian Schowengerdt will continue to provide technology leadership to Visualant under terms that are still subject to negotiation.

Dr. Furness stated, “We are very pleased to begin the process of moving all the Visualant intellectual property and scientific leadership under one roof.  Visualant’s recent acquisition of TransTech Systems brings world wide distribution channels and industry knowledge to the equation.  Coupled with the new innovations that will come out of Visualant Laboratory, we believe the applications of the SPM technology can grow rapidly, and look forward to our active involvement in that effort.”

Ron Erickson, Visualant CEO said, “We are thrilled to be able to bring all of these intellectual property and human assets together.  Dr. Furness, Dr. Schowengerdt, and the wonderful research team at the RATLab have done brilliant work.  With this acquisition, Visualant will be creating its own laboratory to continue the research and development of SPM technology.”

About Visualant, Inc.

Visualant, Inc. develops low-cost, high speed, light-based security and quality control solutions for use in homeland security, anti-counterfeiting, forgery/fraud prevention, brand protection and process control applications.  Its patent-pending technology uses controlled illumination with specific bands of light, to establish a unique spectral signature for both individual and classes of items.  When matched against existing databases, these spectral signatures allow precise identification and authentication of any item or substance.  This breakthrough optical sensing and data capture technology is called Spectral Pattern Matching (SPM).  SPM technology can be miniaturized and is easily integrated into a variety of hand-held or fixed mount configurations, and can be combined in the same package as a bar-code or biometric scanner.

Through its wholly owned subsidiary, TransTech Systems, Inc., the Company provides security and authentication solutions to security and law enforcement markets throughout the United States.

Safe Harbor Statement

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects.  Forward-looking statements in this press release reflect the good faith judgment of our management and are based on facts and factors currently known to us. Forward-looking statements are subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements as a result of either the matters set forth or incorporated in this press release generally or certain economic and business factors, some of which may be unknown to and/or beyond the control of Visualant, Inc.  Specifically, we are exposed to various risks related to our need for additional financing to support our technology development, acquiring or investing in new businesses and ongoing operations, the sale of a significant number of our shares of common stock could depress the price of our common stock, the market price of our common stock may be volatile, and we may incur losses in the future.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  We do not undertake, and we expressly disclaim, any obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.